EXHIBIT 99.1

For Immediate Release

March 26, 2025

Carlyle Secured Lending, Inc. Announces Shareholder Approval of Merger with Carlyle Secured Lending III

New York – Carlyle Secured Lending, Inc. (“CGBD”) (NASDAQ: CGBD) announced today that CGBD shareholders voted overwhelmingly in favor of the previously announced merger with Carlyle Secured Lending III (“CSL III”) at the special meeting held on March 26, 2025.

Shareholders voted in favor of the issuance of common stock in connection with the merger of CGBD and CSL III, with 96% of voting CGBD shareholders supporting the proposal. The transaction is expected to close on or about March 27, 2025, subject to satisfaction or waiver of customary closing conditions.

Justin Plouffe, Chief Executive Officer of CGBD and CSL III, said, “We thank shareholders for their approval and strong support of the transaction. We have conviction in the strategic benefits and value of the merger for both sets of shareholders, and we expect the combined company to create long-term value through increased portfolio scale and efficiency.”

About Carlyle Secured Lending, Inc.

Carlyle Secured Lending, Inc. is a publicly traded (NASDAQ: CGBD) business development company (“BDC”) which began investing in 2013. The Company focuses on providing directly originated, financing solutions across the capital structure, with a focus on senior secured lending to middle-market companies primarily located in the United States. Carlyle Secured Lending is externally managed by Carlyle Global Credit Investment Management L.L.C., an SEC-registered investment adviser and wholly owned subsidiary of Carlyle. Further information is available at carlylesecuredlending.com.

About Carlyle Secured Lending III

CSL III is an externally-managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. CSL III’s investment objective is to generate current income and, to a lesser extent, capital appreciation primarily through assembling a portfolio of secured debt investments with favorable risk-adjusted returns. CSL III’s investment activities are managed by its investment adviser, CSL III Advisor, LLC, an affiliate of Carlyle.

About Carlyle

Carlyle (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Global Investment Solutions. With $441 billion of assets under management as of December 31, 2024, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. Carlyle employs more than 2,300 people in 29 offices across four continents. Further information is available at www.carlyle.com. Follow Carlyle on X @OneCarlyle and LinkedIn at The Carlyle Group.

Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties. Some of the statements in this press release constitute forward-looking statements because they are not historical facts, but instead relate to future events, future performance or financial condition or the merger of CSL III with and into CGBD (collectively, the “Mergers” ). The forward-looking statements may include statements as to: future operating results of CGBD and CSL III and distribution projections; business prospects of CGBD and CSL III and the prospects of their portfolio companies; and the impact of the investments that CGBD and CSL III expect to make. You can identify these statements by the use of forward-looking terminology such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may,” “plans,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) the expected synergies and savings associated with the Mergers; (ii) the ability to realize the anticipated benefits of the Mergers, including the expected elimination of certain expenses and costs due to the Mergers; (iii) the risk that stockholder litigation in connection with the Mergers may result in significant costs of defense and liability; (iv) changes in the economy, financial markets and political environment, including the impacts of inflation and rising interest rates; (v) risks associated with possible disruption in the operations of CGBD or the economy generally due to terrorism, war or other geopolitical conflict (including the uncertainty surrounding Russia’s military invasion of Ukraine and the impact of geopolitical tensions in other regions such as the Middle East, and developing tensions between China and the United States); (vi) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (vii) conditions in CGBD’s operating areas, particularly with respect to business development companies or regulated investment companies; and (viii) other considerations that may be disclosed from time to time in CGBD’s publicly disseminated documents and filings. CGBD and CSL III have based the forward-looking statements included in this press release on information available to them on the date hereof, and they assume no obligation to update any such forward-looking statements. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. We believe that it is important to communicate our future expectations to our investors. There may be events in the future, however, that we are not able to predict accurately or control. You should not place undue reliance on these forward-looking statements, which speak only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. Although CGBD and CSL III undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that they may make directly to you or through reports that CGBD and CSL III have filed or in the future may file with the Securities and Exchange Commission (“SEC”), including the annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts:

Investors:	Media:

Nishil Mehta	Kristen Ashton

+1-212-813-4900	+1-212-813-4763
publicinvestor@carlylesecuredlending.com	kristen.ashton@carlyle.com